Exhibit 99.2

Apptigo

(A Development Stage Company)

Condensed Pro Forma Balance Sheet

					Pro Forma
			Pro Forma		Balance
	Apptigo	BALI	Adjustments	Notes	Sheet
Assets
Current assets
Cash	$938	$2,776	$20,000	A-1	$23,714
Prepaid expense	–	6,000	–		6,000
Total current assets	938	8,776	20,000		29,714

Application Design	92,500	–	–		92,500
Total assets	$93,438	$8,776	$20,000		$122,214

Liabilities and Stockholders' Equity
Current Liabilities
Convertible debenture	$62,833	$–	$22,100	A-1
			(84,933)	A-2	–
Loan from shareholder		2,424			$2,424
Total Current Liabilities	62,833	2,424	(62,833)		2,424

Long term Liabilities
Long-term line of credit payable	–	–	–		–
Total long term liabilities	–	–	–		–

Total Liabilities	62,833	2,424	(62,833)		2,424

Stockholders' Equity
Series A Preferred Share Payable	60,000		(60,000)	A-2	–
Series A Preferred Shares, $0.01 par value 10,000,000 authorized, 144,500 shares issued and outstanding at December 31, 2013			1,450	A-2	1,450

Common shares, $0.01 par value 100,000,000 shares authorized 7,450,000 shares issued and outstanding as of December 31, 2013	750	12,550	(750)	D
			4,900	B
			(10,000)	C	7,450
Additional paid in capital	–	22,950	(4,900)	B
			143,483	A-2
			10,000	C
			750	D	172,283
Accumulated deficit	(30,145)	(29,148)	(2,100)	A-1	(61,393)
Total stockholders' equity	30,605	6,352	82,833		119,790
Total liability and stockholders' equity	$93,438	$8,776	$20,000		$122,214

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				Debit	Credit

A	Conversion of Stock purchase, convertible debenture into Series A Preferred stock
	A-1	Additional principle and accum interest for convertible debenture through 3/31/14
		Cash		20,000
		Convertible Debenture			20,000
		Accum Deficit (posted to interest expense)		2,100
		Convertible Debenture - Accum Interest			2,100

	A-2	Conversion to Preferred 144,933
		Convertible Debenture		84,933
		Series A Preferred Payable		60,000
		Series A Preferred			1,450
		Additional Paid in Capital			143,483

B	Reflects the issuance of shares for the acquisition of 100% of Apptigo Inc
		4,900,000	Common stock
		144,500	Series A Preferred stock

		Additional paid in capital		4,900
		Common stock			4,900

C	Repurchase 10,000,000 shares common stock from Mr Gladky for $10
		Common stock		10,000
		Additional paid in capital			10,000

D	Reflects the consolidation of Apptigo into the company, reflecting Apptigo as the acquirer
	and BALI as the acquiree.
		Common stock		750
		Additional Paid in Capital			750

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Apptigo, Inc

(A Development Stage Company)

Condensed Pro Forma Statement of Operation

					Pro Forma
			Pro Forma		Statement of
	Apptigo	BALI	Adjustments	Notes	Operations

Revenue	$–	$3,587	$–		$3,587

Cost of goods sold	–	2,000	–		2,000
Gross Profit	–	1,587	–		1,587

Operating expenses
Selling, general and administrative expenses	2,703	30,437	–		33,140
Professional fees - related party	23,859	–	–		23,859
Total operating expenses	26,562	30,437	–		56,999

Other Income (Expense)
Interest expense	2,833	–	2,100	A-1	4,933
Total Other Income (Expense)	2,833	–	2,100		4,933

Loss before income tax	(29,395)	(28,850)	(2,100)		(60,345)
Provision for income tax	–	–	–		–
Net Loss	$(29,395)	$(28,850)	$(2,100)		$(60,345)

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